Exhibit 10.1

THIS PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH NOTE MAY BE SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Glenarm Restaurant LLC

12% Convertible Senior Subordinated Note

ORIGINAL ISSUE DATE:	November , 2004

PRINCIPAL AMOUNT (US$): $

TERM: 24 MONTHS, ACCEPT AS OTHERWISE SET FORTH HEREIN

FOR VALUE RECEIVED, Glenarm Restaurant LLC, a Colorado Limited Liability Company (the “Company”) and a wholly-owned subsidiary of VCG Holding Corp, a Colorado corporation (“VCG”), hereby promises to pay to                                     , residing at                                      or its registered assigns (the “Payee” or “Holder”) upon due presentation and surrender of this 12% Convertible Senior Subordinated Note (the “Note”) on the Repayment Date (as hereinafter defined) the principal amount of                                      ($                    ), and accrued interest thereon as hereinafter provided.

THIS NOTE IS A DIRECT DEBT OBLIGATION OF THE COMPANY AND, PURSUANT TO THE SECURITY AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER, IS SECURED BY A PRIORITY SECURITY INTEREST IN ALL OF THE ASSETS OF THE COMPANY AND CERTAIN OTHER COLLATERAL FOR THE BENEFIT OF THE HOLDER.

1.	PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT.

1.1	Payment. Payment of the principal and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed for the actual number of days elapsed on the basis of a year consisting of 365 days) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of twelve percent (12%) per annum (the “Stated Interest Rate”). The Interest will accrue daily and is payable in cash monthly, in arrears. The principal shall be due and payable on the Repayment Date, which payment shall be made only upon presentation and surrender of this Note to the Company at its address set forth herein. The Company will pay or cause to be paid all principal and interest becoming due hereon by check sent to the Holder’s above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company. VCG, as the parent corporation of the Company, unconditionally and irrevocably, guarantees to the Holder the prompt and complete payment, when due and payable, of the principal and accrued interest of this Note.

1.2	Repayment Date. For purposes hereof, the “Repayment Date” shall mean November , 2006. The principal of this Note may not be prepaid without the consent of the Holder.

2.	CONVERSION AT THE ELECTION OF THE HOLDER.

2.1	Voluntary Conversion. At any time after the original issue date until this Note is no longer outstanding, this Note shall be convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 2.3 hereof). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of Notes to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Notes to the Company unless the entire principal amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within one (1) day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

2.2	Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $2.00 (subject to adjustment herein)(the “Conversion Price”).

2.3

Conversion Limitations; Holder’s Restriction on Conversion. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to Section 2.1 or otherwise, to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder) and of which a portion of this Note is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2.3, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent periodic report under the Exchange Act, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two (2) days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

2.4	Mechanics of Conversion

(a)	Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price (such shares, the “Conversion Shares”).

(b)	Delivery of Certificate Upon Conversion. Not later than three (3) days after any Conversion Date, the Company will deliver to the Holder (A) a certificate or certificates representing the Conversion Shares which shall be free of restrictive legends and trading restrictions (other than those required by the Subscription Agreement) representing the number of shares of Common Stock being acquired upon the conversion of Notes (including, if so timely elected by the Company, shares of Common Stock representing the payment of accrued interest) and (B) a bank check in the amount of accrued and unpaid interest (if the Company is required to pay accrued interest in cash). The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(c)	Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third (3rd) day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Notes tendered for conversion.

(d)

Partial Liquidated Damages. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 2.4(b) by the third (3rd) day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per day (increasing to $20 per day after five (5) day after such damages begin to accrue) for each day after such third (3rd) day until such certificates are delivered. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event a Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Note outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 5 herein for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(e)	Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 2.4(b) by the third (3rd) day after the Conversion Date, and if after such third (3rd) day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue Notes in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 2.4(b). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Notes with respect to which the actual sale price of the Conversion Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 2.4(d) in respect of the certificates resulting in such Buy-In.

(f)

Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Notes and payment of interest on the Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Subscription Agreement) be issuable (taking into account the adjustments and restrictions of Section 8.7) upon the conversion of the outstanding principal amount of the Notes and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement is then effective under the Act, registered for public sale in accordance with such Registration Statement.

(g)	Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(h)	Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Notes shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Notes so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3.	MONTHLY REDEMPTION

3.1

Monthly Redemption. On the first business day of each month beginning on March 1, 2005 (each such date, a “Monthly Redemption Date”), the Company shall redeem (“Monthly Redemption”) this Note by an amount equal to 1/21 of the Holder’s original principal amount of this Note on the Original Issue Date (“Base Monthly Redemption Amount”). The amount in cash to be paid on such date shall equal 102% of the Base Monthly Redemption Amount (or lesser amount if less than the Base Monthly Redemption Amount is outstanding) plus accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to the Holder in respect of this Note (“Total Monthly Redemption Amount”). The Total Monthly Redemption Amount due on each Monthly Redemption Date shall, except as provided in this Section, be paid in cash. As to any Monthly Redemption and upon 20 Trading Days’ prior written irrevocable notice to such Monthly Redemption, in lieu of a cash redemption payment the Company may elect to pay the Total Monthly Redemption Amount in shares of Common Stock based on the Conversion Price; provided, however, that the Company may not pay the Total Monthly Redemption Amount in Conversion Shares unless, on the Monthly Redemption Date and during the 20 Trading Day period immediately prior thereto, (a) the Equity Conditions (as defined below) have been satisfied, (b) the closing bid price of the Common Stock on the American Stock Exchange is at least 120% of the then Conversion Price for each business during such period and (c) daily trading on the American Stock Exchange for each business day during such period exceeds $100,000. The Holders may convert, pursuant to Section 2.1, any portion of this Note subject to a Monthly Redemption at any time prior to the date that the Total Monthly Redemption Amount are due and paid in full. Unless the Holder indicates otherwise in the Notice of Conversion, any part of this Note converted during any 20 business day period until the date the Total Monthly Redemption Amount is paid shall be first applied to that portion of this Note subject to the applicable Monthly Redemption and such Holder’s cash payment of the Monthly Redemption Amount on such Monthly Redemption Date shall be reduced accordingly. Unless the Holder indicates otherwise in the Notice of Conversion, any part of this Note converted during any 20 business day period until the date the Total Monthly Redemption Amount is paid that exceeds that months Base Monthly Redemption Amount shall be applied to the immediately following Monthly Redemption. The Company covenants and agrees that it will honor all Notice of Conversions tendered up until such amounts are paid in full. “Equity Conditions” shall mean, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notice of Conversions, if any, (ii) all liquidated damages and other amounts owing in respect of the Notes shall have been paid; (iii) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Underlying Shares issuable pursuant to this Note (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on the American Stock Exchange and all of the Underlying Shares issuable hereunder are listed for trading on the American Stock Exchange (and the Company believes, in good faith, that will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to this Note, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default, (vii) all of the shares issued or issuable pursuant to the transaction proposed would not violate the limitations set forth in Section 2.3 and (viii) the Company has not provided to the Holder material non-public information that has not been made public or become immaterial to the Company (the aforementioned conditions, “Equity Conditions”).

3.2	Optional Redemption at Election of Company. Subject to the provisions of this Section 3.2, at any time after the 12 month anniversary of the effective date of the registration statement registering all of the Underlying Shares issuable upon conversion of this Note, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem on the 30th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”) all of the then outstanding Notes, for an amount, in cash, equal to the 108% of the principal amount outstanding of the Note, plus all accrued but unpaid interest, the sum of all liquidated damages and any other amounts then owing to the Holder in respect of this Note (the “Optional Redemption Amount”). The Optional Redemption Amount is due in full on the Optional Redemption Date. The Company may only effect an optional redemption if during the period commencing on the Option Redemption Notice Date and ending on the Option Redemption Date, each of the Equity Conditions shall have been met. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met in which case the Optional Redemption Notice shall be null and void, ab initio. Any election by the Company under this Section 3.2 shall require the redemption of all Debentures.

3.3	Redemption Procedure. The payment of cash and/or issuance of Common Stock, as the case may be, pursuant to a Monthly Redemption or Option Redemption, as the case may be, shall be made on the Monthly Redemption Date or Optional Redemption Date, as applicable. If any portion of the cash payment for a Monthly Redemption or Optional Redemption shall not be paid by the Company (or honored by VCG in shares) by the respective due date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Total Monthly Redemption Amount or Optional Redemption Amount, as the case may be, is paid in full. Alternatively, if any portion of the Monthly Redemption Amount or Optional Redemption Amount remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Company given at any time thereafter, to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. Notwithstanding anything to the contrary in this Section 3.1, the Company’s determination to redeem in cash or shares of Common Stock shall be applied ratably among the Holders of Notes having this provision based upon the Notes initially purchased by each Holder, adjusted upward ratably in the event all of the Notes of any Holder are no longer outstanding. The Holder may elect to convert the Notes pursuant to Section 2 prior to actual payment in cash for any redemption under this Section 3 by fax delivery of a Notice of Conversion to the Company.

4.	RANKING OF NOTE.

4.1	Subordinated to Senior Debt. The Company, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive Holder by acceptance of this Note, likewise covenants and agrees that the payment of the principal of and interest on this Note ranks subordinated to the $1,000,000 in principal amount of senior debt issued by the Company to Community Bank. The Company covenants and agrees that the Company will not incur any additional Indebtedness (as defined below) unless all of the Notes have been converted or fully paid.

4.2	Indebtedness. “Indebtedness” means:

(a)	any liability of the Company (i) for borrowed money, or (ii) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), given in connection with the acquisition of property, assets or services;

(b)	any liability of others described in the preceding clause (a) which the Company has guaranteed or which is otherwise its legal liability; and

(c)	any modification, renewal, extension, replacement or refunding of any such liability described in the preceding clauses (a) and (b).

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Holder that the Company:

(a)	is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado;

(b)	has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, the failure of which would not have a material adverse effect on the business, operations, properties, liabilities or condition (financial or otherwise) of the Company; and

(c)	has adequate authority, power and legal right to enter into, execute and deliver the Note. On execution and delivery, the Note will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

6.	EVENTS OF DEFAULT.

It shall be an “Event of Default” with respect to this Note upon the occurrence and continuation uncured of any of the following events:

6.1	Default in Payment, Etc.

(a)	A default in the payment of any interest or principal payments on this Note that continues uncured for five (5) days after due date; or

(b)	default in the performance, or breach, of any other covenant of the Company in this Note and continuance of such default or breach uncured for a period of ten (10) days after receipt of written notice as to such breach.

6.2

Bankruptcy. The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days; or the commencement by the Company of a voluntary case under Federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

7.	REMEDIES UPON DEFAULT.

7.1	Acceleration. Upon an Event of Default and at any time during the continuation thereof, the Holder, by notice in writing given to the Company, may declare the entire principal and any accrued interest of this Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.

7.2	Proceedings and Actions. During the continuation of any Event of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection including, without limitation, attorney’s fees and expenses.

8.	RESTRICTIONS ON TRANSFER.

The Holder acknowledges that he has been advised by the Company that this Note has not been registered under the Act, that it is being issued on the basis of the statutory exemption provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering, and that the Company’s reliance thereon is based in part upon the representations made by the Holder in the Subscription Agreement and other documents executed by the Holder in connection therewith. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder, by acceptance of this Note, agrees that no sale, assignment or transfer of the Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer is registered under the Act, it being understood that the Note is not currently registered for sale and that the Company has no obligation or intention to so register it, or (ii) the Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Note and that there can be no assurance that Rule 144 sales will be available at any time in the future, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. The Holder of the Note and each transferee thereof further agrees that if any distribution of this Note is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Subject to VCG Holding’s covenants contained in the Subscription Agreement, it is understood that this Note (and any replacement thereof) and all stock certificates representing Common Stock issued to the Holder upon conversion of this Note shall bear the legend (in addition to any legends which may be required in the opinion of the Company’s counsel by the securities laws of the state where the Holder is located) substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

9.	MISCELLANEOUS.

9.1	No Recourse. No recourse whatsoever, either directly or through the Company or any trustee, receiver or assignee, shall be had in any event or in any manner against any past, present or future stockholder, director or officer of the Company for the payment of the principal of, or interest on, this Note or for any claim based thereon or otherwise in connection with this Note, this Note being a corporate obligation only.

9.2	Notices. All communications provided hereunder shall be in writing and, if to the Company, delivered, mailed by registered or certified mail, or shipped for overnight delivery by a nationally recognized overnight delivery service addressed to VCG Holding Corp, 390 Union Boulevard, Suite 540 Lakewood, Colorado 80228 or, if to the Holder, at the address set forth in the Subscription Agreement.

9.3	Lost, Stolen or Mutilated Note. In case this Note shall be mutilated, lost, stolen destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

9.3	Waiver of Presentment. Except as provided herein, the Company hereby waives presentment, diligence in the collection or protection, protest, notice of protest and default, and notice of dishonor. No delay by Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

9.4	Note Holder not deemed a Stockholder. Nothing contained in this Note or in any of the Notes which may be issued from time to time in substitution for this Note shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for any purpose, or any other rights whatsoever, as a stockholder of the Company.

9.5	Interest; Fractional Shares. The Company shall pay all interest on this Note or the portion thereof surrendered for conversion accrued to the date upon which the conversion shall have been effected, to the extent such interest is not to be converted. In case this Note is not converted, the Company shall pay to the holder the remaining principal balance of this Note at the Repayment Date, together with interest thereon in accordance with the terms of this Note. No fractional share shall be issued upon conversion of this Note, but if the conversion results in a fraction, an amount equal to such fraction multiplied by the Conversion Price shall be paid in cash to the holder of this Note.

9.6	Anti-dilution Adjustments.

(a)

Stock Dividends and Stock Splits. The number and kind of securities purchasable upon the conversion of this Note and the conversion price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of shares received upon conversion of this Note immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares or other securities of VCG which it would have owned or have been entitled to receive had such Note been converted in advance thereof. Upon each such adjustment of the kind and number of shares or other securities of VCG which are received hereunder, the Holder shall thereafter be entitled to receive the number of shares or other securities resulting from such adjustment at a conversion price per share or other security obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares convertible pursuant hereto immediately prior to such adjustment and dividing by the number of shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)	Subsequent Equity Sales. At any time following Shareholder Approval (as defined in Section 6(I) of the Subscription Agreement) or following the occurrence of a breach of Section 6(I) of the Subscription Agreement, if VCG or any of its subsidiaries thereof, as applicable, at any time while this Note is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any securities of VCG or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”), at an effective price per share less than the then Conversion Price (“Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then the Conversion Price shall be reduced to equal the effective conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. VCG shall notify the Holder in writing, no later than the business day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable conversion Price, exchange price, conversion price and other pricing terms. Notwithstanding the foregoing, no adjustments, Alternate Consideration nor notices shall be made, paid or issued under this sub-section in respect of an issuance of (a) shares of Common Stock or options to employees, officers or directors of VCG pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of VCG or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this AIR, provided that such securities have not been amended since the date of this AIR to increase the number of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of VCG and in which VCG receives benefits in addition to the investment of funds, but shall not include a transaction in which VCG is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(c)

Pro Rata Distributions. If VCG, at any time while Notes are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be determined by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the closing bid price determined as of the record date mentioned above, and of which the numerator shall be such closing bid price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(d)	Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon conversion of this Note, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Note to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares for which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For purposes of this Section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

9.7	Reservation of Shares, etc. The Company shall at all times keep reserved out of its authorized and unissued shares and/or shares held in its treasury a number of shares of Common Stock sufficient to provide for the conversion of all outstanding Notes, including this Note.

9.7	Amendments. This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future holders shall be bound thereby.

9.8	Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Colorado, without giving effect to conflict of laws principles.

DATED the date first written above.

GLENARM RESTAURANT LLC	VCG HOLDING CORP

By:	By:
Troy H. Lowrie		Troy H. Lowrie
Authorized Signatory		Chairman and CEO

(SEAL)

Attest:

_______________________________________

_______________________________________, Secretary

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 12% Convertible Senior Subordinated Note (the “Note”) of Glenarm Restaurant LLC, a Colorado Limited Liability Company (the “Company”), due on November     , 2006, into shares of common stock, par value $                     per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Note.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Notes to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

Schedule 1

CONVERSION SCHEDULE

The 12% Convertible Senior Subordinated Note (the “Note”) due on November     , 2006 in the aggregate principal amount of $                     issued by Glenarm Restaurant LLC, a Colorado Limited Liability Company. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

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